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                                                                    EXHIBIT 10.5

                    SEPARATION AGREEMENT AND GENERAL RELEASE

      THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is between MICHAEL K. REICHER ("EMPLOYEE") and HALSEY DRUG CO., INC., a corporation ("EMPLOYER").

      SECTION A: PARTIES' UNDERSTANDINGS

      EMPLOYEE has been employed by EMPLOYER in the capacity of Chief Executive Officer and Chairman; and

      EMPLOYEE and EMPLOYER have engaged in discussions resulting in EMPLOYEE's termination from employment with EMPLOYER; and

      EMPLOYEE and EMPLOYER wish to resolve any and all issues arising from EMPLOYEE's employment and/or separation from employment with EMPLOYER.

      SECTION B: PARTIES' AGREEMENTS

      In consideration of the above and the promises set forth in this Agreement, the parties agree as follows:

      1. EMPLOYMENT TERMINATION. EMPLOYER and EMPLOYEE acknowledge that EMPLOYEE's employment as Chief Executive Officer and Chairman has been terminated by Employer without cause effective as of June 16, 2003 (the "Termination Date").

      2. RESIGNATION FROM BOARD. Simultaneous with the execution of this Agreement by EMPLOYEE and EMPLOYER (the "Effective Date"), EMPLOYEE shall execute and deliver to EMPLOYER his resignation from the Board of the Directors of EMPLOYER and all subsidiaries and affiliates thereof, which Resignation shall be in the form of Exhibit A attached hereto.

      3. CONSIDERATION. EMPLOYER, in recognition of and in consideration for EMPLOYEE's release of claims (as set forth in paragraph 9 of this Agreement) and covenant not to sue (as set forth in subparagraph 14 of this Agreement), agrees to provide the following to EMPLOYEE:

            a. TERMINATION PAYMENT: In full satisfaction of Paragraph 8.6 of the Employment Agreement executed by and between EMPLOYER and EMPLOYEE as of March 10, 1998, as amended by the First Amendment to Employment Agreement executed by and between the parties as of May 24, 2000 ("Employment Agreement"), EMPLOYER shall pay to EMPLOYEE the sum of Four Hundred Thousand Dollars and 00/100 Dollars ($400,000.00) (the "Severance Payment"). The Severance Payment shall be payable in equal quarterly payments of Fifty Thousand and 00/100 Dollars ($50,000), plus interest at six percent (6%) per annum, commencing October 16, 2003 and quarterly thereafter. Interest shall

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                  accrue on the Severance Payment from July 16, 2003. EMPLOYER agrees that EMPLOYEE may assign to a third party the Severance Payment and shall acknowledge and honor any such assignment, provided EMPLOYER is provided prior written notice of any such assignment. The obligation shall be evidenced by a promissory note in the form of Exhibit B hereto.

                  In addition, EMPLOYER shall issue to EMPLOYEE warrants to purchase one hundred fifty thousand (150,000) shares of common stock of the EMPLOYER at 34 cents ($0.34) per share. The warrant will be in the form of Exhibit C hereto.

            b.    INSURANCE BENEFITS/PERQUISITES:

                  i. For the period commencing on the Termination Date and for the next 24 months, EMPLOYER shall continue EMPLOYEE's medical insurance coverage at its full and complete expense. EMPLOYEE shall thereafter be allowed to continue his health insurance benefits at his full and complete expense to the extent allowed by the involved benefit plan and/or applicable federal law (i.e. COBRA).

                  ii. EMPLOYER shall remain obligated to pay all other benefits due EMPLOYEE under the terms of his Employment Agreement with EMPLOYER, including the automobile reimbursement provided for in Paragraph 5(i) of the Employment Agreement, for a period of 24 months after the Termination Date.

            c.    OPTIONS:

                  EXISTING STOCK OPTIONS: The parties agree that Exhibit D hereto describes all stock option agreements and rights to acquire shares of EMPLOYER's capital stock granted by EMPLOYER to EMPLOYEE in existence as of the date hereof. EMPLOYER and EMPLOYEE agree that all of the Stock Option Agreements shall remain in full force and effect and be exercisable in accordance with their respective terms, including as provided for in the Employment Agreement, and that this Agreement shall not modify or otherwise extend the term or time period provided for exercise of the Stock Option Agreements.

            d. VACATION: EMPLOYER agrees to pay EMPLOYEE on September 16, 2003 $7,692.30 in a lump sum representing the salary equivalent of 10 vacation days, which represents all accrued vacation earned and unused by him during calendar year 2003.

            e. UNEMPLOYMENT COMPENSATION: EMPLOYER agrees that it shall not contest on the basis of a "voluntary quit" EMPLOYEE's application for unemployment insurance benefits.

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            EMPLOYEE agrees that he has received payment from EMPLOYER of all wages, vacation and other benefits to which he was entitled by virtue of his past employment. EMPLOYEE also agrees that the benefits to be provided as set forth in sub-paragraphs (a), (b), (c) and (d) above are benefits of value to which he, as an employee or former employee of EMPLOYER, would not ordinarily be entitled.

      4. TERMINATION OF EMPLOYER OBLIGATIONS UNDER EMPLOYMENT AGREEMENT AND OTHER AGREEMENTS. EMPLOYEE acknowledges and agrees that except for
            (i) EMPLOYER's obligations under this Agreement, and (ii) EMPLOYERS obligations the EMPLOYEE under those outstanding 5% Convertible Senior Secured Debentures due March 31, 2006 as of the date hereof (collectively, the "Debentures"), EMPLOYER has no further obligations under any agreements with EMPLOYEE, whether oral or in writing, including, without limitation, the Employment Agreement, the Stock Option Agreements or any other agreement, arrangement or understanding. The termination of EMPLOYER's obligations under the Employment Agreement shall not terminate, modify, impair or otherwise alter EMPLOYEE's obligations under Section 9 of the Employment Agreement which shall survive the execution of this Agreement as provided therein and in Section 13 of this Agreement.

      5. STATEMENTS. EMPLOYEE and EMPLOYER agree that following the Effective Date neither party shall, directly or indirectly, either verbally or in writing, make any disparaging statements to third parties (including, but not limited to, persons, corporations or any other person or entity) , whether or not intended to damage the integrity or reputation of EMPLOYEE or EMPLOYER, its subsidiaries or affiliates or any of their respective officers, directors, shareholders, debentureholders, employees, representatives, agents, successors and assigns.

      6. FUTURE EMPLOYMENT. It is acknowledged by the parties that EMPLOYER shall be under no obligation to reinstate or reemploy EMPLOYEE and EMPLOYEE agrees that he shall not apply for, request or otherwise seek reemployment with EMPLOYER.

      7. ATTORNEY CONSULTATION. EMPLOYEE acknowledges that (i) he has had ample time and opportunity to review and analyze all the terms and provisions of this Agreement, including the Exhibits hereto, (ii) he fully understands the import of all of the terms and provisions of this Agreement, (iii) he is not relying upon any statements or representations (whether expressed or implied) of the EMPLOYER's agents or attorneys, and will not raise or seek to raise any defense against the enforcement of this Agreement based on any such statements or representations, (iv) he has not been fraudulently induced to enter into this Agreement, and (v) he has been advised of his right to be represented by counsel in the negotiation of this Agreement. EMPLOYER agrees that it will reimburse EMPLOYEE for attorneys' fees not to exceed $6,000 incurred by EMPLOYEE in connection with this Agreement.

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      8.    OPPORTUNITY TO REVIEW AND RESCIND. EMPLOYEE and EMPLOYER acknowledge that this Agreement was presented to EMPLOYEE for review and consideration and for purposes of consulting with an attorney and that EMPLOYEE was allowed a period of not fewer than twenty-one (21) days from the date of presentation of this document to consider its terms. EMPLOYEE's decision not to sign this Agreement shall result in this document having no force or effect and in such case EMPLOYEE shall not be entitled to any of the rights or benefits hereof.

            In the event that EMPLOYEE signs this Agreement, EMPLOYEE shall have seven (7) days from the date of signing in which to revoke this Agreement and this Agreement shall not become effective or enforceable until the expiration of that seven (7) day period. In the event that EMPLOYEE wishes to revoke this Agreement during that seven (7) day period, EMPLOYEE agrees that he shall provide written notice of revocation by United States Mail, postage prepaid, addressed to the following:

                              Halsey Drug Co., Inc.
                            c/o Chairman of the Board
                            695 North Perryville Road
                               Rockford, IL 61107

            In order to be effective, such notice must be mailed to EMPLOYER's designated representative on or before the final day of the seven
            (7) day revocation period.

      9. RELEASE OF CLAIMS. EMPLOYEE understands and agrees that he would not receive some of the benefits specified in Section 3 of this Agreement, except for EMPLOYEE's execution of this Agreement and that the fulfillment of promises contained herein and the benefits provided in Section 3 hereof are in full settlement and satisfaction for the full release and discharge of all actions, claims, grievances, complaints, administrative claims and demands whatsoever that EMPLOYEE had or now has against the EMPLOYER, its subsidiaries and affiliates and all of their respective agents, directors, employees, officers, shareholders, debentureholders, attorneys, partners, contractors, consultants, successors and assigns (collectively, the "Releasees") and EMPLOYEE does hereby release, acquit, satisfy and forever discharge the EMPLOYER and all Releasees and their successors and assigns from all manner of actions, causes of actions, suits, debts, sums of money, agreements, damages, judgments, and claims and demands whatsoever, known and unknown, absolute or contingent, in law or equity, that EMPLOYEE ever had or now has, against EMPLOYER, the Releasees and their successors and assigns, including, but not limited to, any claims under the Employment Agreement and the Stock Option Agreements, and any claims of unused vacation time, severance pay, wrongful discharge, or claims of discrimination on the basis of age, race, sex, color, national origin, handicap or disability, religion, ancestry, marital status and status upon discharge from the military service. Included within the provisions of this Agreement, and without limitation, EMPLOYEE acknowledges and waives any and all claims against the

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            EMPLOYER and Releasees under the following laws, as amended to the date hereof:

            a.    Rehabilitation Act of 1973;

            b.    Employee Retirement Income Security Act;

            c.    Civil Rights Act of 1964, including Title VII thereof;

            d.    Americans with Disabilities Act;

            e.    42 United States Code, Sections 1981, 1983 and/or 1985;

            f.    Illinois Wage Payment and Collection Act;

            g.    Illinois Personnel Record Review Act;

            h.    Older Workers' Benefit Protection Act;

            i.    Civil Rights Act of 1991;

            j. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

            k.    Illinois Minimum Wage Law;

            l.    Fair Labor Standards Act;

            m.    Family and Medical Leave Act of 1993;

            n.    Illinois Workers' Compensation Act;

            o.    Age Discrimination in Employment Act;

            p.    Illinois Human Rights Act;

            q.    New York Law on Human Rights; and

            r.    New York City Law on Human Rights.

            EMPLOYEE also waives and releases the Released Parties from all claims based upon statutes or laws other than those listed above, from any and all claims based upon contract or tort theories (including, but not limited to, claims of breach of contract, wrongful and/or retaliatory discharge, defamation, misrepresentation and/or intentional or negligent infliction of emotional distress) and from any and all claims of whatever type or origin, whether known or unknown, arising from or in connection with EMPLOYEE's employment or separation from employment with EMPLOYER up through and including the Effective Date.

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            If this Agreement is signed by EMPLOYEE, the release and waiver set forth above is made on his own behalf and on behalf of his heirs, administrators, successors, agents and legal representatives.

      10. EMPLOYEE REPRESENTATIONS. EMPLOYEE further represents, acknowledges and agrees that: (i) this Agreement supercedes any and all other agreements, and any other matter either oral or in writing between EMPLOYER and EMPLOYEE; (ii) all discussion, negotiations, proposals, correspondence and/or agreements by and between the parties have not been revealed by EMPLOYEE to any third-party other than counsel; and
            (iii) no suit, action, claims or agency proceedings of any kind has been filed by EMPLOYEE or his agent or designated representative concerning or arising out of EMPLOYEE's employment with the EMPLOYER, the Employment Agreement, the Stock Option Agreements or otherwise relating to the subject matter of this Agreement, and that EMPLOYEE will not do so at any time hereinafter based upon the dealings with EMPLOYER and EMPLOYEE up to the date of this Agreement.

      11. CONFIDENTIAL TERMS. EMPLOYEE and EMPLOYER acknowledge that they will keep confidential the terms of this Agreement and the disposition of this matter (except in connection with financial or tax reporting, seeking legal advice, pursuant to legal process or legal action to enforce the terms of this Agreement or as otherwise required by law) and will not disclose to or discuss with any third party or publicize the terms of this Agreement other than to state that the matter has been resolved to the mutual satisfaction of the parties; provided, however, that notwithstanding the foregoing, EMPLOYER may disclose the terms of this Agreement to the extent necessary to comply with its reporting obligations under United States Securities Laws and the regulations promulgated thereunder and the rules and regulations of any exchange or over-the-counter market on which EMPLOYER's shares may be listed or admitted for trading. Provided further, however, that any prohibited disclosure, discussion or publication of the terms of this Agreement will not affect the validity of the release and covenant not to sue established through this Agreement.

      12. NO ADMISSION. EMPLOYEE and EMPLOYER agree that this Agreement and any obligations under this document do not constitute an admission by EMPLOYEE, EMPLOYER or any Releasee of any violation of any federal, State or local statute, law, rule or regulation, or of any liability under contract and/or tort theories.

      13. SURVIVAL OF EMPLOYEE'S OBLIGATIONS UNDER SECTION 9 OF THE EMPLOYMENT AGREEMENT.

            A. Notwithstanding anything to the contrary contained in this Agreement, except as otherwise provided in Paragraph B of this
                  Section 13, EMPLOYEE's obligations under Section 9 of the Employment Agreement shall survive and continue to be binding on EMPLOYEE in accordance with the terms thereof, including
                  Section 9.1, Secrecy, Section 9.2, Return

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                  of Memoranda, Section 9.4, Injunctive Relief, 9.5, Expenses of
                  Enforcement of Covenants, and Section 9.6, Non-Solicitation.

            B. Notwithstanding the provisions of Section 9.3 of the Employment Agreement, the parties hereby agree that EMPLOYEE shall not at any time prior to April 30, 2005 own, manage, operate, be a director or an officer, or a consultant to any business, firm, corporation, partnership, limited liability company or other entity which is conducting any business in the pharmaceutical industry and which operates a Competing Business in the United States. For purposes of this Section 13, a "Competing Business" shall mean a business which at the Effective Date or at any time though April 30, 2005, is engaged (i) in the API production of opiate based products or
                  (ii) in the research, development and/or commercialization of any pharmaceutical product involving any anti-abuse platform developed or in development while EMPLOYEE was employed by EMPLOYER. Notwithstanding the term of the restrictions provided in this Section 13, EMPLOYEE acknowledges and confirms his secrecy obligations under Section 9.1 of the Employment Agreement, which secrecy obligations will continue to survive the execution of this Agreement in accordance with subparagraph A above.

                  If any provisions of this Section 13, or any part thereof, it is held to be unenforceable because of the duration of such provision, the area covered thereby or the type of conduct restricted therein, the parties agreed that the court making such determination shall have the power to modify the duration, geographic area and/or other terms of such provisions, and as so modified, said provision shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect EMPLOYER's right to relief provided for herein in the court of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purposes, severable into diverse and independent covenants.

      14.   COVENANT NOT TO SUE.

      A. EMPLOYEE on the one part and EMPLOYER and Releasees on the other part, agree not to sue, institute or cause to be instituted any lawsuit or claim in any federal, State or local court or agency against each other arising from or attributable in any way or manner to EMPLOYEE's employment or separation from employment with EMPLOYER except with respect to the enforcement of this Agreement or any Debentures executed by EMPLOYER in favor of EMPLOYEE. This Agreement may be pleaded as a complete bar to the enforcement of any claim which EMPLOYEE on the one part and EMPLOYER and Releasees on the other

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            part may have against each other. If any party violates the release or covenant contained herein, the prevailing party shall be entitled to collect from him reasonable attorneys' fees in connection with the enforcement of this Agreement.

      B. If any provision of this Agreement or the application thereof is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement which can be given effect without the invalid or unenforceable provision. In the event that the release provisions of this Agreement are found by a Court and/or agency of competent jurisdiction to be invalid or unenforceable, EMPLOYEE agrees that he shall return to EMPLOYER all of the Severance Payment and the Severance Option and the value of the other benefits provided him pursuant to the provisions of paragraph 3 above.

      C. Neither this Agreement nor any term hereof may be orally changed, waived, discharged or terminated. On the contrary, this Agreement may only be changed, waived, discharged or terminated by means of a written agreement signed by each of the parties.

      15. DEBENTURES UNAFFECTED. Notwithstanding any provision herein to the contrary, any and all Debentures in existence as of the Effective Date, executed by EMPLOYER in favor of EMPLOYEE, shall remain in full force and effect following the Effective Date.

      16. RETURN OF EMPLOYER PROPERTY. Simultaneous with the execution of this Agreement, EMPLOYEE shall return all confidential information and EMPLOYER's property in his possession to the EMPLOYER, including any EMPLOYER credit cards (if applicable). EMPLOYER agrees that EMPLOYEE may retain his laptop computer and that all other property of EMPLOYER has previously been returned by EMPLOYEE.

      17. GOVERNING LAW. Except as provided in the promissory note attached hereto as Exhibit B, the terms of this Agreement shall be interpreted under the laws of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally submits, to the non-exclusive jurisdiction of any New York State court or United States Federal court sitting in New York City, and any appellant court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such United States Federal court. Each of the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any other jurisdiction. Each of the parties hereto further and unconditionally waive, to the fullest extent as it

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            may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in relation to this Agreement in any such New York State or United State Federal court sitting in New York City. Each of the parties hereto hereby waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

      18. INTERPRETATION. This AGREEMENT is a result of negotiations between the parties, none of whom have acted under any duress or compulsion, whether legal, economic or otherwise. Accordingly, the parties hereby waive the application of any rule or law that otherwise would be applicable in connection with the construction of this AGREEMENT that ambiguous or conflicting terms or provisions should be construed against the party who (or whose attorney) prepared the executed AGREEMENT or any earlier draft of the same. The section titles and other headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      19. PLAIN LANGUAGE. EMPLOYEE and EMPLOYER acknowledge that each of them has read this Agreement, that each of them fully understands the meaning of the Agreement, that the Agreement is written in a manner calculated to be understood by EMPLOYEE, that they have had the opportunity to confer with their attorneys regarding the terms and meanings of the Agreement, that no representation has been made to either of them by the other party except as set forth herein, and that each of them KNOWINGLY and VOLUNTARILY enters into this Agreement and agrees to comply with its terms.

      20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

                                               /s/ Michael K. Reicher
                                               ---------------------------------
                                               MICHAEL K. REICHER

      I, MICHAEL K. REICHER, knowingly and voluntarily enter into and agree to the terms of the above "Separation Agreement and General Release" this 18th day of September, 2003. I acknowledge that before signing this Agreement I was given a twenty-one (21) day period in which to consider this document and I was informed of my right to consult with an attorney. I further acknowledge that I have been informed of my right to revoke this Agreement within seven (7) days of my signing of this Agreement.

                                               /s/ Michael K. Reicher
                                               ---------------------------------
                                               MICHAEL K. REICHER

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SUBSCRIBED AND SWORN BEFORE
ME ON THIS 18th DAY OF SEPTEMBER
SEPTEMBER, 2003.

_________________________________
NOTARY PUBLIC

                                   HALSEY DRUG CO., INC.,
                                   a New York corporation

                                   By: /s/ Peter Clemens
                                       -----------------------------
                                   Name:  Peter Clemens
                                   Title: Vice President and Chief Financial
                                          Officer
                                   Date:  September 18, 2003

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